UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2014

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, Orbitz Worldwide, Inc. (the “Company”) issued a press release announcing the appointment of Chris Orton as the Company’s Chief Operating Officer, effective immediately. As the Chief Operating Officer, Chris will be responsible for all of the Orbitz Worldwide online travel agency brands worldwide including Orbitz.com, ebookers and CheapTickets. Chris will also continue to serve as President, Orbitz.com.
Prior to his promotion to Chief Operating Officer, Chris, 40, served as Senior Vice President and President, Orbitz.com & CheapTickets since August 2011. From July 2010 to August 2011, Chris served as Senior Vice President and Chief Marketing Officer. Prior to joining the Company, Chris worked at eBay, Inc. since 2003, most recently serving as Senior Director of Internet Marketing.
In connection with Chris’s promotion, Chris and the Company signed a letter agreement dated January 21, 2013 that sets forth terms and conditions of his employment, including an increase in annual base salary from $450,000 to $600,000 and a one-time payment of $1,000,000. Chris will be required to pay back the one-time payment on a prorated basis if he voluntarily leaves the Company within two years of his promotion to Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
Dated: February 3, 2014	By:	/s/ James F. Rogers
		Name:	James F. Rogers
		Title:	Senior Vice President, General Counsel and Secretary

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